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                                                                     EXHIBIT 5.1



                   [Letterhead of Jones, Day, Reavis & Pogue]



                                September 7, 2001

Associated Materials Incorporated
2200 Ross Avenue, Suite 4100 East
Dallas, Texas  75201

         Re: Registration Statement on Form S-8 relating to 250,000 shares of Common Stock, par value $.0025 per share, of Associated Materials Incorporated

Ladies and Gentlemen:

       We are acting as counsel to Associated Materials Incorporated, a Delaware corporation (the "Company"), in connection with the registration of 250,000 shares (the "Shares") of common stock, par value $.0025 per share, of the Company ("Common Stock") under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement").

       We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the participations in the Associated Materials Incorporated Employee Stock Purchase Plan (the "Plan") to be extended to participants in the Plan will be, when extended in accordance with the Plan, validly issued, and the Shares that may be issued or transferred and delivered to participants pursuant to the Plan will be, when issued or transferred and delivered to such participants in accordance with the Plan, duly authorized, validly issued, fully paid, and non-assessable.

       In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with respect to the Common Stock.

                                         Very truly yours,

                                         /s/ Jones, Day, Reavis & Pogue

                                         Jones, Day, Reavis & Pogue